SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 1997

                         ARDEN INDUSTRIAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

         0-23308                                          41-0980556
(Commission File Number)                       (IRS Employer Identification No.)


         560 Oak Grove Parkway                               55127
      Vadnais Heights, Minnesota                           (Zip Code)
(Address of principal executive offices)



                                 (612) 490-6800
              (Registrant's telephone number, including area code)



Item 5.  Other Events.

The Registrant has received an unsolicited offer from Park-Ohio Industries, Inc., Euclid, Ohio to acquire Registrant in a merger transaction for $42 million in cash (assuming approximately 7,000,000 common shares outstanding) or $6 per share. Copies of the press release issued by the Registrant in relation to this offer and the correspondence making the proposed offer are exhibits to this form 8-K.

Item 7.  Exhibits

         99.1 Press release from Registrant describing unsolicited merger offer from Park-Ohio Industries, Inc. dated April 30, 1997.

         99.2 Letter proposing merger transaction from Park-Ohio Industries, Inc. dated April 29, 1997.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ARDEN INDUSTRIAL PRODUCTS, INC.

Date: April 30, 1997                   By  /s/ Michael J. Lindseth
                                          ------------------------------------
                                       Chief Executive Officer